EXHIBIT 10.9 -- FOURTH ADDENDUM TO LEASE

THIS FOURTH ADDENDUM TO LEASE is made and entered into as of the 26th day of January, 1996, by and between TEACHER'S RETIREMENT SYSTEM OF THE STATE OF ILLINOIS ("Landlord"), and EMPI, INC., a Minnesota corporation ("Tenant").


                                  RECITALS:

FIRST:    Landlord and Medtronic, Inc. made and entered into a Lease Agreement dated January 28, 1991, and a First Addendum to Lease dated January 28, 1991 for the rental of Suite 204, consisting of approximately 23,917 square feet ("Suite 204"), and a Second Addendum to Lease dated March 15, 1992 for the rental of Suite 208, consisting of approximately 16,116 square feet ("Suite 208"), River Road Business Center, 5255 East River Road, Fridley.

SECOND:   Medtronic, Inc. assigned its interest in the Lease, as amended to
Tenant by a Lease Assignment and Assumption Agreement dated November 18, 1992, which assignment and assumption was consented to by Landlord;

THIRD:    Landlord and Tenant made and entered into a Third Addendum to Lease dated December 8, 1993 (said Lease, First Addendum, and Third Addendum are hereinafter collectively referred to as the "Lease");

FOURTH:   The Lease term for Suite 204 expires February 28, 1996;

FIFTH:    Notwithstanding the notice provisions contained in the Lease, Tenant wishes to exercise its option to extend the Lease term relative to Suite 204, and Landlord is agreeable to such extension upon the terms and conditions of this Addendum.


                                   AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the Landlord and Tenant do hereby agree as follows:

1.   TERM.

     The term of the Lease for Suite 204 is hereby extended from March 1, 1996 to February 28, 1997.

2.   RENT.

     Base rent for Suite 204, commencing March 1, 1996, shall be Seven and 11/100th ($7.11) Dollars per square foot per year, or Fourteen Thousand One Hundred Seventy-nine and 33/100 ($14,179.33) Dollars per month. Notwithstanding the foregoing with respect to the base rent for Suite 204, in the event that Tenant enters into a lease on or before February 29, 1996, with Landlord for at least 70,000 square feet of space for a term extending after March 1, 1997, then (I) the rent for Suite 204 for the extended term (March 1, 1996 through February 28, 1997) shall be Five and 08/100 ($5.08) Dollars per rentable square foot per year or Ten Thousand One Hundred Twenty-four and 86/100 ($10,124.86) Dollars per month, (ii) the rent for Suite 204 for such extended term shall be adjusted to the rate provided in (I) above, and (iii) Landlord shall immediately pay to Tenant a refund of any excess base rent paid by Tenant to Landlord for Suite 204 for such extended term.

3.   MISCELLANEOUS.

     Except as herein expressly modified or amended, the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Addendum to Lease as of the date and year first above noted.

     LANDLORD:                               TENANT:

TEACHERS' RETIREMENT SYSTEM                  EMPI, INC.
OF THE STATE OF ILLINOIS

By:  CAPITAL ASSOCIATES REALTY               BY:
     ADVISERS                                   -------------------------------

                                                Its:
Its: Investment Manager, Duly                       ---------------------
     Authorized Agent and Attorney-in-fact

By:
   --------------------------------

     Its:
         --------------------------


                                       39